                           MPOWER HOLDING CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Mpower Holding Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Mpower Holding Corporation (the "Company") will be held at the Country Club of Rochester, 2935 East Avenue, Rochester, New York 14610, on Tuesday, August 16, 2005 at 10:00 a.m. local time, for the following purposes:

          (1) To elect two Class II Directors;

          (2) To approve the Mpower Holding Corporation 2005 Long-Term Incentive Plan; and

          (3) To transact such other business as may properly come before the meeting.

     Holders of the Common Stock of record at the close of business on June 17, 2005 will be entitled to notice of and to vote at the meeting. A list of stockholders will be available at our company's headquarters, 175 Sully's Trail, Suite 300, Pittsford, New York 14534, and at the annual meeting.

     It is important that your shares be represented at the Annual Meeting to ensure the presence of a quorum. Whether or not you expect to be present in person at the meeting, please vote your shares on the Internet, by phone or by signing and dating the accompanying proxy and returning it promptly in the enclosed postage paid reply envelope. This will assist us in preparing for the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman,
                                          Secretary

June 24, 2005
Pittsford, New York

                           MPOWER HOLDING CORPORATION
                               175 SULLY'S TRAIL
                                   SUITE 300
                              PITTSFORD, NY 14534
                                 (585) 218-6550

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON AUGUST 16, 2005

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of our board of directors to be voted at the annual meeting of our stockholders to be held on August 16, 2005, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Our annual meeting of stockholders will be held at the Country Club of Rochester, 2935 East Avenue, Rochester, New York 14610, on Tuesday, August 16, 2005, at 10:00 a.m. local time. This proxy statement and accompanying form of proxy were first sent or given to our stockholders on or about June 24, 2005. Our annual report for the year ended December 31, 2004, is being sent to each stockholder of record along with this proxy statement.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, our stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors and approval of our 2005 Long-Term Incentive Plan. In addition, our management will report on our performance during the 2004 year and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, June 17, 2005, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, may be limited. Admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, we had 91,459,984 shares of common stock outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You can vote your shares using one of the following methods:

     - Vote through the Internet at the website shown on the proxy card

     - Vote by telephone using the toll-free number shown on the proxy card

     - Complete and return a written proxy card

     Internet and telephone voting are available 24 hours a day, and if you use one of these methods, you do not need to return a proxy card. The deadline for voting through the Internet or by telephone is 7:00 p.m., Eastern time, on Monday, August 15, 2005.

     You can also vote in person at the meeting, and submitting your voting instructions by any of the methods mentioned above will not affect your right to attend and vote. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have voted by Internet, telephone or on a written proxy card, you may change your vote at any time before the proxy is exercised by filing with our secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Mpower Holding Corporation, 175 Sully's Trail, Suite 300, Pittsford, New York 14534, Attention Russell I. Zuckerman, Secretary.

WHAT ARE THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS?

     Unless you give other instructions when voting, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board recommends a vote FOR election of the nominated slate of Class II Directors and FOR approval of our 2005 Long-Term Incentive Plan.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     Approval of 2005 Long-Term Incentive Plan. The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the meeting is required for the approval of Proposal No. 2 relating to the adoption of our 2005 Long-Term Incentive Plan.

     Abstentions are included in the shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes (when shares are represented at the meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are also included in the determination of the number of shares represented at the meeting for purposes of determining whether a quorum is present. Because directors are elected by a plurality of the votes cast, votes to "WITHHOLD AUTHORITY" with respect to one or more nominees and any abstentions and broker non-votes will not be counted and will not have an effect on the outcome of the election.

     Since Proposal No. 2 relating to the adoption of our 2005 Long-Term Incentive Plan requires approval by the affirmative vote of a majority of the shares represented and entitled to vote at the meeting, any non-votes

(including abstentions and broker non-votes) are effectively votes against for purposes of determining whether this Proposal is approved.

     Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Our management knows of no matter to be brought before the meeting other than the election of directors and approval of the 2005 Long-Term Incentive Plan. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

HOW WILL PROXIES BE SOLICITED?

     Proxies will be solicited by mail. Proxies may also be solicited by our officers and regular employees personally or by telephone or facsimile, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of our common stock. We will pay the expense of preparing, assembling, printing, mailing and soliciting proxies.

IS THERE ELECTRONIC ACCESS TO THE PROXY MATERIALS AND ANNUAL REPORT?

     Yes. This proxy statement and our annual report are available on our web site, www.mpowercom.com.

                                STOCK OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table shows information known to us with respect to beneficial ownership of common stock as of June 17, 2005, by (A) each director,
(B) each of the executive officers named in the Summary Compensation Table beginning on page 21, (C) all executive officers and directors as a group and
(D) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

                                                          NUMBER OF SHARES      PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                BENEFICIALLY OWNED(1)   OWNERSHIP(2)
------------------------                                ---------------------   -------------
MCCC ICG Holdings LLC(3)..............................       14,728,924             15.76%
Peter H.O. Claudy, director(4)........................       14,728,924             15.76%
Aspen Advisors, LLC(5)................................       10,490,000             11.44%
West Highland Capital, Inc.(6)........................        8,656,627              9.46%
Rolla P. Huff, chief executive officer and chairman of
  the board(7)........................................        3,827,017              4.02%
S. Gregory Clevenger, executive vice president and
  chief financial officer(8)..........................        2,068,561              2.21%
Joseph M. Wetzel, president and chief operating
  officer(9)..........................................        1,952,338              2.09%
Steven A. Reimer, senior vice president(10)...........          571,297                 *
James E. Ferguson, president sales and
  marketing(11).......................................          376,750                 *
Michael E. Cahr, director(12).........................          325,000                 *
Robert M. Pomeroy, director(13).......................          280,000                 *
Michael M. Earley, director(14).......................          255,000                 *
Richard L. Shorten, Jr., director(15).................          255,000                 *
Anthony J. Cassara, director(16)......................          216,667                 *
Andrew D. Lipman, director (17).......................           50,000                 *
All executive officers and directors as a group (19
  persons)(4)(7)(8)(9)(10)(11)(12)(13)(14)(15)(16)
  (17)(18)............................................       27,650,673             26.07%

---------------

  *  Less than 1% of total.

 (1) In accordance with the Securities and Exchange Commission's rules, each beneficial owner's holdings have been calculated assuming the full exercise of options held by the holder which are currently exercisable or which will become exercisable within 60 days after the date indicated and no exercise of options held by any other person.

 (2) Applicable percentage of ownership for each holder is based on 91,459,984 shares of common stock outstanding on June 17, 2005, plus any common stock equivalents and presently exercisable stock options held by each such holder, and options held by each such holder which will become exercisable within 60 days after the date this proxy statement is first sent to our stockholders (i.e., within 60 days after June 24, 2005).

 (3) Information is based on a Schedule 13D filed with the Securities and Exchange Commission on January 7, 2005. Of these shares 12,740,030 are owned by ICG Communications, Inc. ("ICG") and 1,988,894 of these shares are owned by MCCC ICG Holdings LLC ("MCCC") which owns 100% of ICG. Also includes warrants to purchase 2,000,000 shares owned by MCCC. Based upon MCCC's ownership of ICG, MCCC and ICG may be deemed to have shared power to direct the vote and shared power to direct the disposition of these securities.

 (4) As a member of the board of managers of MCCC and as a director of ICG, Mr. Claudy may be deemed to beneficially own the shares owned by ICG and MCCC. Mr. Claudy disclaims beneficial ownership of the shares owned by ICG and MCCC except to the extent of his pecuniary interest therein.

 (5) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2005, and a Form 4 filed with the Securities and Exchange Commission on June 15, 2005, by Aspen Partners, Aspen Capital LLC (general partner of Aspen Partners), Aspen Advisors LLC (investment advisor to Aspen Partners) and Nikos Hecht (managing member of Aspen Capital LLC and Aspen Advisors LLC). Aspen Partners LLC directly owns 7,281,346 shares (including 125,000 shares issuable upon exercise of presently exercisable warrants). Aspen Partners, Aspen Capital, Aspen Advisors and Hecht each share the power to vote and dispose of 7,281,346 shares. Aspen Advisors and Hecht share the power to vote and dispose of an additional 3,208,654 shares (including 75,000 shares issuable upon exercise of presently exercisable warrants) owned by private clients of Aspen Advisors. The address of Aspen Advisors and its affiliates is 152 West 57th Street, New York, New York 10019.

 (6) Information is based on a Schedule 13G filed with the Securities and Exchange Commission on January 10, 2005. West Highland Capital, Inc. ("WHC") is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares owned by them. Lang H. Gerhard is the sole shareholder of WHC and the manager of Estero Partners, LLC ("Estero"). Gerhard, Estero and WHC are the general partners of West Highland Partners, LP, an investment limited partnership ("WHPLP"). Each of the foregoing is identified on the Schedule 13G as having shared dispositive power of the shares owned by WHC. WHC, Estero and Gerhard are identified in the Schedule 13G as a group, and WHPLP disclaims membership in the group. The Schedule 13G indicates that Estero and WHPLP each share the power to vote and dispose of 7,742,104 shares. The Schedule 13G indicates that WHC and Gerhard each share the power to vote and dispose of an additional 915,523 shares for a total of 8,656,627 shares. The address of West Highland Capital, Inc. is 300 Drake's Landing Road, Suite 290, Greenbrae, CA 94904.

 (7) Mr. Huff's ownership includes options to purchase 3,701,895 shares which are presently exercisable or which will become exercisable within 60 days after the date of this proxy statement. Excludes 10,024 shares owned by Mr. Huff's wife and minor children, with respect to which shares Mr. Huff disclaims beneficial ownership.

 (8) Mr. Clevenger's ownership includes options to purchase 2,027,315 shares which are presently exercisable or which will become exercisable within 60 days after the date of this proxy statement. Also includes 6,000 shares owned by Mr. Clevenger's minor children.

 (9) Mr. Wetzel's ownership includes options to purchase 1,927,338 shares which are presently exercisable or which will become exercisable within 60 days after the date of this proxy statement.

(10) Mr. Reimer's ownership includes options to purchase 541,297 shares which are presently exercisable or which will become exercisable within 60 days after the date of this proxy statement.

(11) Mr. Ferguson's ownership includes options to purchase 376,750 shares which are presently exercisable or which will become exercisable within 60 days after the date of this proxy statement.

(12) Mr. Cahr's ownership includes options to purchase 255,000 shares which are presently exercisable.

(13) Mr. Pomeroy's ownership includes options to purchase 255,000 shares which are presently exercisable.

(14) Mr. Earley's ownership includes options to purchase 255,000 shares which are presently exercisable.

(15) Mr. Shorten's ownership includes options to purchase 255,000 shares which are presently exercisable.

(16) Mr. Cassara's ownership includes options to purchase 216,667 shares which are presently exercisable.

(17) Mr. Lipman's ownership includes options to purchase 50,000 shares which are presently exercisable.

(18) Includes options to purchase 2,738,033 shares, which are held by executive officers not named above and which are presently exercisable or which will become exercisable within 60 days after the date of this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our equity securities to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by us with respect to transactions during 2004, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of our equity securities have been complied with except for the following: Anthony Marion, Michele Sadwick, Russell Shipley and Michael Tschiderer each filed on June 10, 2004, a Form 4 to report options granted as of April 22, 2004.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

     Our by-laws provide that there shall be not less than three, nor more than nine directors. Our board of directors currently consists of eight directors, and our board of directors has determined that the board shall consist of eight directors for the ensuing year. Each year, at least 25% of our board of directors is to be elected. Our board of directors is currently divided into three classes. Class I consists of three directors -- Peter H. O. Claudy, Michael M. Earley and Robert M. Pomeroy -- who will serve until our stockholders' meeting in 2007. The Class II directors are Michael E. Cahr and Richard L. Shorten, Jr., whose terms expire at this annual meeting and each of whom is a nominee for re-election. The Class III directors are Rolla P. Huff, Anthony J. Cassara and Andrew D. Lipman, who will serve until the 2006 annual meeting. All directors serve for a three-year term.

     The following table sets forth certain information with respect to our board of directors as of June 15, 2005:

NAME                                   AGE                POSITION                DIRECTOR SINCE
----                                   ---                --------                --------------
Rolla P. Huff........................  48    Chief Executive Officer, Chairman         1999
                                             of the Board
Michael E. Cahr(1)(2)(3).............  65    Director                                  2002
Anthony J. Cassara(2)(3).............  50    Director                                  2003
Peter H. O. Claudy...................  43    Director                                  2005
Michael M. Earley(1).................  49    Director                                  2002
Andrew D. Lipman(3)..................  53    Director                                  2004
Robert M. Pomeroy(1).................  43    Director                                  2002
Richard L. Shorten, Jr. .............  37    Director                                  2002

---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Nominating Committee

     Our board of directors has determined that Michael E. Cahr, Anthony J. Cassara, Michael M. Earley, Andrew D. Lipman and Robert M. Pomeroy are independent under the rules of the American Stock Exchange.

NOMINEES FOR ELECTION AS DIRECTORS

     Two directors are to be elected at this annual meeting. The nominating committee of our board of directors has nominated Michael E. Cahr and Richard L. Shorten, Jr., the two current members of the board constituting Class II directors, to be re-elected for a three-year term expiring in 2008. Each elected director will hold office until his term expires and until his successor is duly elected and qualified.

     It is the intention of the persons named in the accompanying proxy form to vote for the election of all nominees unless otherwise instructed. If for any reason any such nominee is not a candidate when the election occurs, which event is not anticipated, it is the intention of the persons named in the accompanying proxy form to vote for the remaining nominees named and to vote in accordance with their best judgment if any substitute nominees are named.

     The principal occupations and business experience, for at least the past five years, of each nominee is as follows:

     Michael E. Cahr has served on our board of directors since July 30, 2002. Mr. Cahr's current term as a director will expire in 2005. Since April 1999, Mr. Cahr has been president and chief executive officer of Saxony Consultants. He also served as president of that company from 1980 to 1987. During the interim, from 1994 to March 1999, Mr. Cahr served as chairman, president and chief executive officer of Allscripts, a medication management solutions company. From 1987 to 1994, Mr. Cahr was venture group manager for Allstate Venture Capital. Mr. Cahr was president, chief executive officer and owner of Abbey Fishing Company from 1973 to 1980. From 1963 to 1973 Mr. Cahr held various positions at Sun Chemical Corporation. Mr. Cahr also serves as a director of Lifecell Corporation and PacificHealth Laboratories, Inc.

     Richard L. Shorten, Jr. has served on our board of directors since July 30, 2002. Mr. Shorten's current term as a director will expire in 2005. Since August 2000, Mr. Shorten has been the managing member of Silvermine Capital Resources, LLC, a specialty merchant bank focused in the telecommunications and technology sectors. From August 2001 until July 2004, he was a partner with Pacific Alliance Limited, LLC. Mr. Shorten has been a director and on the audit committee of First Avenue Networks, Inc., since November 2001 and is currently chairman of the board of directors of that company. As of September 2003, Mr. Shorten is also a director and member of the compensation and governance committees of AboveNet, Inc. (formerly

MetroMedia Fibernet). Mr. Shorten is also a director of Stirling Technology Company since January 2005. From May 2000 to August 2001, Mr. Shorten was executive vice president and director of Graphnet, Inc. From December 1999 to April 2000, Mr. Shorten served as senior vice president of Data Services for Viatel Inc., following the company's acquisition of Destia Communications, Inc. where he held the position of senior vice president from December 1997 to December 1999. Viatel filed for Chapter 11 bankruptcy protection in May 2001. Mr. Shorten was a corporate associate with the Cravath, Swaine and Moore law firm from 1992 to 1997.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES TO OUR BOARD OF DIRECTORS. PLEASE NOTE THAT PROXIES CANNOT BE VOTED FOR MORE THAN TWO DIRECTORS.

DIRECTORS WHOSE TERMS OF OFFICE CONTINUE

     Rolla P. Huff currently serves as our chief executive officer and has been chairman of our board of directors since July 2001. Mr. Huff was elected to our board of directors pursuant to the terms of his employment agreement. In addition, the terms of our reorganization plan implemented upon the completion of our bankruptcy proceeding provides for our chief executive officer to serve on our board of directors. Mr. Huff's current term as a director will expire in 2006. Mr. Huff was elected as our chief executive officer and president and as a member of our board of directors in November 1999. From March 1999 to September 1999, Mr. Huff served as president and chief operating officer of Frontier Corporation and served as executive vice president and chief financial officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was president of AT&T Wireless for the Central U.S. region and Mr. Huff served as senior vice president and chief financial officer of that company from 1995 to 1997. From 1994 to 1995, Mr. Huff was financial vice president of mergers and acquisitions for AT&T.

     Anthony J. Cassara has served on our board of directors since May 2003. Mr. Cassara's current term as a director will expire in 2006. Since January 2001, Mr. Cassara has been president of Cassara Management Group, Inc., a privately-held business consulting practice focusing on the telecommunications industry. Prior to founding this firm, Mr. Cassara was president of the carrier services division of Frontier Corporation from April 1996 to September 1999, and after Frontier was acquired by Global Crossing continued in that position until December 2000. During his sixteen years with Frontier and Global Crossing from 1984 until December 2000, Mr. Cassara held many executive positions in various domestic and international business units. Mr. Cassara also served as chief executive officer of Pangea, a telecommunications company, from February 2001 until June 2001. Mr. Cassara serves as a director of InSciTek Microsystems, Inc., American Communications Network Inc. and TeleGlobe International Holdings, Inc.

     Peter H.O. Claudy was selected to serve on our board of directors in February 2005. Mr. Claudy's current term as a director will expire in 2007. Mr. Claudy was designated to serve on the board of directors by MCCC ICG Holdings, LLC ("MCCC") under the terms of an investor rights agreement entered into with MCCC and ICG Communications, Inc. ("ICG"). The investor rights agreement was entered into in connection with our purchase of ICG's customer base and certain network assets in California and an investment by MCCC in our common stock in January 2005. Mr. Claudy is a director of ICG and a member of the managing board of MCCC. Since 1991, Mr. Claudy has been employed by M/C Venture Partners, a venture capital firm specializing in communications and information technology companies. He currently serves as general partner. Mr. Claudy also serves on the boards of directors of Atlantis Bidding Corp., Florida Digital Network, New Global Telecom, Site Excell Tower Partners, Supra Telecom and the New England Venture Capital Association, the latter of which he is also president.

     Michael M. Earley has served on our board of directors since July 30, 2002. Mr. Earley's current term as a director will expire in 2007. Mr. Earley has been an advisor to a number of businesses, acting in a variety of management roles since 1997. He has served as chief executive officer of Metropolitan Health Networks, Inc., a provider of healthcare services, since March 2003 and he was elected chairman of the board in September 2004. From January 2001 until March 2003, Mr. Earley was self-employed as a business advisor. During 2000 and 2001, Mr. Earley was a consultant to and acting chief executive officer of Collins Associates, an institutional money management firm. From 1998 to 1999, Mr. Earley served as principal and owner of Triton

Group Management Inc., a business advisory concern. From 1994 to 1997, Mr. Earley served as president of Triton Group Ltd., a public diversified holding company. From 1991 to 1993, Mr. Earley was senior vice president, chief financial officer and director of Intermark, Inc. and Triton Group Ltd., during which time the two companies were restructured and consolidated through a pre-arranged Chapter 11 proceeding. From 1986 to 1990, Mr. Earley held the positions of chief financial officer of Triton Group Ltd. and vice president, corporate development for Triton Group Ltd. and Intermark, Inc. Mr. Earley was controller for International Robomation/Intelligence from 1983 to 1985 and an audit and tax member of the Ernst & Whinney accounting firm from 1978 to 1983.

     Andrew D. Lipman was selected to serve on our board of directors in April 2004. Mr. Lipman's current term as director will expire in 2006. Since 1988, Mr. Lipman has been a partner in the Washington, D.C. law firm of Swidler Berlin LLP, where he heads the firm's telecommunications practice. He is currently vice chairman of the firm. Mr. Lipman also served from 1988 until 1997 as senior vice president legal and regulatory affairs for MFS Communications, at the time, a large local competitive telecommunications carrier. Mr. Lipman also serves as director of NuSkin Corporation, TMNG, World Cell, and Last Mile.

     Robert M. Pomeroy has served on our board of directors since July 30, 2002. Mr. Pomeroy's current term as a director will expire in 2007. Since January 2004, Mr. Pomeroy has been the chief executive officer of Gotham Donutz LLC, an owner/operator of quick service restaurants. From August 2001 until January 2004, Mr. Pomeroy was a self-employed financial consultant. From September 2000 to August 2001, Mr. Pomeroy was the chief financial officer of Graphnet, Inc., a multinational data communications carrier. From June 1999 to August 2000, Mr. Pomeroy was a vice president and equity research analyst for Goldman Sachs & Co. where he covered the telecommunications industry. Prior to Goldman Sachs, Mr. Pomeroy was a vice president and equity research analyst with Credit Suisse First Boston from May 1998 to June 1999. Additionally, Mr. Pomeroy is a certified public accountant with substantial auditing experience with multinational public accounting firms.

     Robert M. Pomeroy, Michael E. Cahr, Richard L. Shorten, Jr. and Michael M. Earley were selected as directors effective July 30, 2002 as designees of the holders of our senior notes due 2010 in accordance with the terms of our reorganization plan implemented upon the completion of our bankruptcy proceeding.

     Our board of directors has determined that Robert M. Pomeroy be designated as our "audit committee financial expert" and that he is independent within the meaning of the rules of the Securities and Exchange Commission.

     None of our current directors is related to any other director or to any executive officer of ours.

COMMITTEES OF THE BOARD OF DIRECTORS

     We have a standing audit committee, compensation committee and nominating committee. Each committee has the right to retain its own legal and other advisors.

  AUDIT COMMITTEE

     The audit committee is comprised of Messrs. Pomeroy (Chairman), Cahr and Earley, each of whom is independent under the American Stock Exchange listing standards. Robert Pomeroy has been identified as the audit committee financial expert. Our audit committee met 12 times during the 2004 fiscal year.

     Our board of directors and the audit committee have adopted a charter for the audit committee setting forth the structure, powers and responsibilities of the audit committee. A copy of the audit committee charter was attached to our 2003 proxy statement and the charter has not been revised since then. Pursuant to the charter, the audit committee will be comprised of at least three members appointed by the board of directors, each of whom shall satisfy the membership requirements of independence, financial literacy or accounting or financial expertise as prescribed by applicable rules. A copy of the charter of the audit committee can be found on our website at www.mpowercom.com by following the links under "Corporate."

     The purpose of the audit committee is to assist the board of directors in fulfilling its responsibilities to oversee our financial reporting process, including monitoring the integrity of our financial statements and the independence and performance of our internal and external auditors. Under its charter, the responsibilities of the audit committee include:

     - appointing, compensating and overseeing the work performed by the independent auditors;

     - reviewing the audited financial statements, quarterly financial statements and all internal controls reports;

     - discussing with the independent auditors the matters required by Statement on Auditing Standards No. 61 ("Communication with Audit Committee"), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards), and Rule 2-07 of Regulation S-X, which require the auditors to communicate to the audit committee matters related to the conduct of the audit;

     - reviewing and discussing with management and the independent auditors each quarterly report on Form 10-Q and annual report on Form 10-K prior to filing;

     - meeting privately with the independent auditors and with our internal audit function, as well as our financial staff and management, to review our accounting practices, internal accounting and financial controls and such other matters as the audit committee deems appropriate;

     - reporting to the board of directors its conclusions with respect to the matters that the audit committee has considered; and

     - reviewing and reassessing the adequacy of its charter annually and recommending to the board of directors any necessary amendments for approval.

  COMPENSATION COMMITTEE

     The compensation committee is comprised of Messrs. Cahr (Chairman) and Cassara, each of whom is a non-employee director and is independent under the American Stock Exchange listing standards. Our compensation committee met three times during the 2004 fiscal year.

     The compensation committee is empowered and authorized, among other things, to: (i) approve the compensation levels, including the annual salary, bonus, and other benefits of each executive officer whose annual base salary is in excess of $250,000, (ii) approve all incentive payments to each executive officer who also serves as a member of the board of directors; (iii) administer our stock option plans; and (iv) review and approve any new employee benefit plan or change to an existing plan. A copy of the charter of the compensation committee can be found on our website at www.mpowercom.com by following the links under "Corporate".

  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Our compensation committee consists of Michael E. Cahr and Anthony J. Cassara. Neither of the members of the compensation committee ever served as officers or employees of our company. No interlocking relationship existed during the 2004 fiscal year between any executive officer of our company and the board of directors or compensation committee of another company.

  NOMINATING COMMITTEE

     The nominating committee is authorized and empowered to submit to the entire board of directors for its approval the committee's recommendations for nominees to the board of directors. The nominating committee consists of Messrs. Cassara (Chairman), Cahr and Lipman. All of the current members of our nominating committee are independent under the rules of the American Stock Exchange. Our nominating committee did not formally meet during the 2004 fiscal year.

     The responsibilities of the nominating committee are to identify individuals qualified to become board members, recommend director nominees to the board of directors prior to each annual meeting of stockholders and recommend nominees for any committee of the board. A copy of the charter of the nominating committee can be found on our website at www.mpowercom.com by following the links under "Corporate".

     To fulfill its responsibilities, the nominating committee will periodically consider and make recommendations to the board regarding what experience, talents, skills and other characteristics the board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for reelection, the nominating committee will evaluate each incumbent's continued service, in light of the board's collective requirements, at the time such director's class comes up for reelection. When the need for a new director arises (whether because of a newly created board seat or vacancy), the nominating committee will proceed by whatever means it deems appropriate to identify a qualified candidate or candidates. The nominating committee will review the qualifications of each candidate. Final candidates generally will be interviewed by our chairman of the board and one or more other board members. The nominating committee will then make a recommendation to the board based on its review, the results of interviews with the candidate and all other available information. Our board makes the final decision on whether to invite the candidate to join the board.

     The nominating committee's charter provides general qualifications nominees should meet. These qualifications include the following:

     - Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing diverse experience in areas that are relevant to our business activities.

     - Directors must be willing to devote sufficient time to carrying out their duties and responsibilities efficiently, and should be committed to serve on the board for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

     - A director should disclose the director's consideration of new directorships with other organizations so that the board can consider and express its views regarding the impact on the director's service to us. The nominating committee and the board will consider service on other boards in considering potential candidates for nomination to stand for election or re-election to our board. Current positions held by directors may be maintained unless the board determines that doing so would impair the director's service to our board.

     Any stockholder may nominate a person for election as a director at a meeting of stockholders at which the nominating stockholder is entitled to vote by following certain procedures. These procedures generally require that certain written information about the nominee and nominating stockholder be delivered or mailed and received at our principal executive offices, to the attention of our corporate secretary, not less than 120 calendar days in advance of the date of the notice of annual meeting released to stockholders in connection with the previous year's annual meeting of stockholders.

     In addition, the nominating committee will consider for inclusion in the board's annual slate of director nominees candidates recommended by significant, long-term stockholders. A significant long-term stockholder is a stockholder, or group of stockholders, that beneficially owned more than 5% of our voting stock for at least two years as of the date the recommendation was made and at the record date for the stockholder meeting. In order for such a nominee to be considered for inclusion with the board's slate, the nominating stockholder shall submit a timely nomination notice in accordance with the procedures above. The nominating stockholder should expressly indicate in the notice that such stockholder desires that the board and nominating committee consider the stockholder's nominee for inclusion with the board's slate of nominees for the meeting. The nominating stockholder and stockholder's nominee should undertake to provide, or consent to our obtaining, all other information the board and nominating committee request in connection with their evaluation of the nominee.

     A stockholder nominee submitted for inclusion in the board's slate of nominees should meet the criteria for a director described above. In addition, in evaluating stockholder nominees for inclusion with the board's slate of nominees, the board and nominating committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular board seat, taking into account the then-current composition of our board.

     The nominating committee continues to evaluate its policies and procedures regarding stockholder nominations in light of changing industry practices and regulation. The policies and procedures described above are subject to change.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors met 28 times during our 2004 fiscal year. All of our incumbent directors attended at least 75% of the total of all board and committee meetings he was entitled to attend during the 2004 year except for Andrew Lipman who attended eight board meetings during the year after he was elected to serve as a director in April 2004. Six members of our board of directors attended our 2004 annual meeting of stockholders. It is the policy of our board that at least three of its members attend each annual meeting of stockholders so that the board is adequately represented.

     Independent members of our board may be contacted by letter directed to the named member in care of Mpower Holding Corporation, Corporate Secretary, 175 Sully's Trail, Suite 300, Pittsford, New York 14534. The sealed envelope will be sent on to the addressee by our corporate secretary.

COMPENSATION OF DIRECTORS

     Our outside directors (all but Messrs. Huff and Claudy) will each receive quarterly payments, in advance, of $12,000, paid on January 1, April 1, July 1, and October 1, 2005, as compensation for their services as board members for 2005. During 2004, outside director Mr. Cassara received 100,000 non-qualified stock options, with one-third vesting on the grant date of March 12, 2004, one-third on March 12, 2005 and the remaining one-third on March 12, 2006. The options would become fully vested upon termination of the board member without cause or his resignation for good reason. The options were granted with an exercise price of $1.41 per common share, which was the market price of our stock on the date of grant. During 2004, outside director Mr. Lipman received 150,000 non-qualified stock options, with one-third vesting on April 22, 2005, one-third on April 22, 2006, and the remaining one-third on April 22, 2007. The options would become fully vested upon termination of the board member without cause or his resignation for good reason. The options were granted with an exercise price of $1.40 per common share, which was the market price of our stock on the date of grant.

                          BOARD AUDIT COMMITTEE REPORT

     The audit committee reports to our board of directors and is responsible for, among other things, considering the appointment of our independent auditors, reviewing their independence, reviewing with the auditors the plan and scope of the audit, monitoring the adequacy of reporting and internal controls and discussing our financial statements and other financial information with management and the independent auditors. The audit committee acts under a written charter adopted and approved by our board of directors. Our board of directors has determined that none of the members of the audit committee has a relationship with our company that may interfere with the audit committee's independence from our company and management.

     Management has primary responsibility for the financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit our financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows prepared in accordance with accounting principles generally accepted in the United States of America and discuss with the audit committee any issues they believe should be raised.

     In connection with the preparation and filing of our annual report on Form 10-K for the year ended December 31, 2004:

          (1) The audit committee reviewed and discussed our audited financial statements with management. Management has represented to the audit committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

          (2) The audit committee discussed with Deloitte & Touche, LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards No. 89 and 90 (Codification of Statements on Auditing Standards), and Rule 2-07 of Regulation S-X.

          (3) The audit committee received the written disclosures and the letter from Deloitte & Touche, LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Deloitte & Touche, LLP the independence of that firm as our independent auditors. All audit and non-audit services provided by Deloitte & Touche, LLP were reviewed by the audit committee. The audit committee has considered whether the provision of non-audit services is compatible with maintaining the auditors' independence.

          (4) Based on the audit committee's review and discussions referred to above, the audit committee recommended to our board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Robert M. Pomeroy (Chairman)
                                          Michael M. Earley
                                          Michael E. Cahr

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                                PROPOSAL NO. 2:
                   APPROVAL OF 2005 LONG-TERM INCENTIVE PLAN

     On June 13, 2005, our board of directors adopted the Mpower Holding Corporation 2005 Long-Term Incentive Plan (the "2005 Plan") and is seeking approval of the 2005 Plan by our stockholders. The effective date of the 2005 Plan will be the date it is approved by our stockholders. If approved by our stockholders, the 2005 Plan will replace our current non-stockholder approved plans -- the Mpower Holding Corporation Stock Option Plan I and the Mpower Holding Corporation Stock Option Plan II (together, the "Prior Plans"). If the stockholders approve the 2005 Plan, no further grants will be made under the Prior Plans. The following table shows the number of shares which remain available for grant under the Prior Plans as of May 31, 2005. For more information on the number of shares subject to outstanding options, warrants, and rights and other awards under the Prior Plans, see the "Equity Compensation Plan Information Table" on page 24 of this proxy statement.

                SHARES AVAILABLE FOR GRANT UNDER THE PRIOR PLANS
                               AS OF MAY 31, 2005

                                                              SHARES AVAILABLE
                                                               FOR GRANT (#)
                                                              ----------------
Mpower Holding Corporation Stock Option Plan I..............        15,053
Mpower Holding Corporation Stock Option Plan II.............     2,316,543
                                                                 ---------
Total.......................................................     2,331,596

     As discussed below, the 2005 Plan includes various alternative types of grants under which participants will be able to participate in the growth in the value of our equity. Our previous option plans were limited to the grant of stock options. Our board of directors has adopted the 2005 Plan, subject to stockholder approval, to provide us the flexibility to tailor the type of grant to the circumstances and the objectives sought to be achieved.

     We believe the 2005 Plan, if adopted, will to allow us to offer our employees long-term, performance-based compensation and we will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to our financial success. The 2005 Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based awards. The 2005 Plan does not permit the repricing of stock options or the granting of discounted options. Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to performance-based compensation awarded to participants our compensation committee deems are subject to Section 162(m).

     The following is a general summary of the 2005 Plan and is qualified in its entirety by the full text of the 2005 Plan which is attached to this proxy statement as Exhibit A. Capitalized terms not defined herein shall have the same meanings ascribed to such terms in the plan document.

     Purposes. The purpose of the 2005 Long-Term Incentive Plan is to promote our long-term success and to increase stockholder value by linking the interests of our employees, officers and directors to those of our stockholders, and by providing participants with an incentive for outstanding performance. We believe the 2005 Plan will also assist us in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to our company. We operate in a competitive market and need to be able to attract, motivate and retain employees, including our executive officers. A competitive environment exists for attracting and retaining such personnel. The availability of additional shares for future grants of equity-based awards will provide us with greater ability to attract and retain executive officers and other employees in the future by offering compensation packages competitive with those available from other potential employers, while continuing to allow us to use equity participation as a significant component of compensation.

     Administration. The 2005 Long-Term Incentive Plan is administered by the compensation committee of our board of directors. Our compensation committee has the authority to:

     - designate participants

     - determine the type or types of awards to be granted to each participant and the number, terms and conditions of each award, including the term of each award, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, performance periods, performance targets and the effect of termination of employment or change in control

     - establish, adopt or revise any administrative regulations, rules and procedures as it may deem advisable to administer the 2005 Long-Term Incentive Plan

     - employ legal counsel, independent auditors and consultants as it deems desirable

     - make all other decisions and determinations that may be required under the 2005 Long-Term Incentive Plan.

     Participants. The Plan permits the grant of awards to selected employees, officers, directors and consultants. As a result, all employees, board of director members and consultants could be eligible to receive awards. However, it is our initial intention that awards will be made only to officers and director-level employees of the Company and to other selected employee groups. In all cases, our compensation committee will determine who will receive grants of awards and the amount of each award. There are approximately 59 officers and director-level employees at the current time.

     Aggregate Shares and Limitations. Subject to adjustment for any "change in capitalization" as described below, the maximum number of shares of common stock that may be issued upon the exercise or settlement of awards granted under the 2005 Plan is 7,500,000 (which includes all shares that remain available for issuance under the Prior Plans) plus any shares that may later become available for grant as a result of expirations, cancellations or forfeitures under the Prior Plans; provided, however, the number of shares of common stock issued under the 2005 Plan with respect to incentive stock options may not exceed 2,000,000. The shares to be delivered under the 2005 Plan may be made available from shares held in our treasury or authorized but unissued shares of our common stock. The maximum number of shares of common stock and maximum amount with respect to which awards may be granted to any participant in any one calendar year is referred to as the "Maximum Annual Employee Grant," as follows: (a) in the case of stock options, 900,000 shares plus the amount by which the Maximum Annual Employee Grant exceeds the number of options granted to such participant in prior years, and (b) in the case of restricted stock, restricted stock units, stock appreciation rights and other awards, 800,000 shares plus the amount by which the Maximum Annual Employee Grant exceeds the number of such awards granted to such participant in prior years. Shares subject to an award under the 2005 Plan will be counted as used to the extent they are actually used. Shares granted under the 2005 Plan which terminate by expiration, forfeiture, cancellation or otherwise will be available for grants of future awards under the 2005 Plan. In addition, any shares subject to a restricted stock unit or other equity-based award which is settled in cash in lieu of shares may again be available for grants of future awards under the Plan. Shares which are withheld or separately surrendered to pay the exercise price of an option or stock appreciation right or to satisfy tax withholding obligations relating to an award will also be available for grant of future awards under the 2005 Plan.

     Certain Adjustments. In the event of a "change in capitalization", the compensation committee will have the discretion to make appropriate adjustments to (i) the maximum number and class of shares of common stock or other securities with respect to which awards may be granted under the 2005 Plan, (ii) the maximum number and class of shares of common stock or other securities that may be issued upon exercise of stock options, (iii) the Maximum Annual Employee Grants, and (iv) the number and class of shares of common stock or other securities which are subject to outstanding awards and the stock option price or exercise price thereof, if applicable. A change in capitalization means any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, extraordinary dividend, spin-off, split-up, combination, exchange of shares, warrants or rights offering to purchase shares at a price substantially less than fair market value or similar corporate events.

     Awards. The 2005 Plan authorizes the granting of awards in any of the following forms:

     - options to purchase shares of our common stock, which may be incentive stock options or non-qualified stock options

     - restricted stock and restricted stock units

     - stock appreciation rights

     - other equity-based awards

     The awards under the 2005 Plan may be granted either alone or in any combination with all other types of awards under the 2005 Plan. The terms and features of the various forms of awards are summarized below.

     Stock Options. A stock option is a right to purchase a specific number of shares of common stock under specific terms, conditions and price. The compensation committee will determine the price of the shares of common stock covered by each stock option (the "Stock Option Price"), except that the Stock Option Price may not be less than 100% of the fair market value of the shares of common stock on the date the stock options are granted. The compensation committee will also set the term of each stock option. The term of a stock option may not exceed ten years from the date of the grant. Stock options granted under the 2005 Plan may be either "incentive stock options" which qualify under the meaning of Section 422 of the Internal Revenue Code or "non-qualified stock options" which are not designed to qualify under Section
422. With respect to each stock option granted under the 2005 Plan, the compensation committee will determine the nature and extent of any restrictions to be imposed on the shares of common stock which may be purchased, including, but not limited to, vesting of rights under the options granted. Stock options granted under the 2005 Plan cannot be repriced other than in connection with a "change in capitalization" in which an adjustment is permitted.

     The actual purchase of shares of common stock pursuant to a stock option is called the "exercise" of that stock option. Stock options granted under the 2005 Plan will be exercisable at such time or times and subject to such terms and conditions as determined by the compensation committee at the time of grant. The compensation committee may waive such restrictions on the exercisability of a stock option at any time on or after the date of the grant in whole or in part, as the compensation committee may determine in its sole discretion. Shares covered by a stock option may be purchased at one time or in such installments over the option period as determined by the compensation committee.

     The compensation committee will determine the form of payment of the Stock Option Price, which may include cash, shares of common stock already owned by the participant, or any combination of cash and shares of common stock, based on the fair market value of the common stock as of the day of delivery. The compensation committee may also designate additional forms of payment that will be permitted, including the payment of all or a portion of the exercise price from the shares of common stock issuable to a participant upon exercise of a stock option. A participant will not have any of the rights of a stockholder until the shares of common stock are issued to the participant.

     Stock Appreciation Rights. A stock appreciation right granted under the 2005 Plan is a right to receive, in cash or shares of common stock, the appreciation in value of a share of common stock between the date the stock appreciation right or related award is granted and the date it is exercised. A stock appreciation right may be granted freestanding or in tandem or in combination with options granted under the 2005 Plan.

     Upon exercise, each stock appreciation right will entitle a participant to receive shares of common stock, cash or a combination of shares and cash (as determined by the compensation committee) with a fair market value equal to multiplying (i) the difference between the fair market value of a share of common stock on the date the stock appreciation right is exercised over the price fixed at the date of grant (which may not be less than 100 percent of the fair market value of a share of common stock on the date of grant) times (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised. The price fixed at date of grant under stock appreciation rights cannot be repriced except in connection with a "change in capitalization" in which an adjustment is permitted.

     A holder of a stock appreciation right will not have any of the rights of a stockholder until shares of common stock are issued.

     Restricted Stock. Restricted stock is common stock that is subject to forfeiture if a participant's employment terminates before a specified date, if pre-established performance goals for a specified time period are not attained or upon such other factors or criteria as the compensation committee may determine. Restricted stock may be granted to participants under the 2005 Plan at any time and from time to time as the compensation committee determines. Generally, there is no purchase price associated with restricted stock.

     A participant who receives a grant of restricted stock will be recorded as a stockholder of ours and will have all the rights of a stockholder with respect to such shares (except with respect to the restrictions on transferability during the restriction period), including the right to vote the shares and receive dividends and other distributions paid with respect to the underlying shares. When all applicable conditions associated with a participant's restricted stock have been met, the participant will be issued shares of common stock subject to the payment of all taxes required to be withheld.

     Restricted Stock Units. A restricted stock unit granted under the 2005 Plan represents a right to receive payment, in cash or shares of common stock, equal to the value of a share of common stock. Restricted stock units may be granted to participants at any time and from time to time as the compensation committee determines.

     A participant who receives a grant of restricted stock units will not be recorded as a stockholder of ours and will not have any of the rights of a stockholder unless or until the participant is issued shares of common stock in settlement of the restricted stock units granted. When all applicable conditions associated with a participant's restricted stock units have been met, restricted stock units will be settled in any combination of cash or shares of common stock subject to the payment of all taxes required to be withheld.

     Other Equity-Based Awards. The compensation committee may grant other types of equity-based or equity-related awards known as "other stock-based awards." Other stock-based awards may involve the transfer of actual shares of common stock or payment in cash or otherwise of amounts based on the value of shares of common stock. The compensation committee may establish performance criteria applicable to such awards in its sole discretion. Each other stock-based award will be expressed in terms of shares of common stock or units based on shares of common stock, as determined by the compensation committee.

     Performance Goals. The compensation committee may determine that performance criteria will apply to awards granted under the 2005 Plan. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162 (m) of the Internal Revenue Code, the performance goals may include, but shall not be limited to, any one or more of the following, either individually, alternatively or in any combination, applied to either our company as a whole or any subsidiary or operating division: net income, net revenues, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, gross margin, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or a combination of factors selected by the compensation committee, as well as quantifiable nonfinancial goals. Any payment of an award granted with performance targets will be conditioned on the written certification of the compensation committee that the performance targets and any other material conditions were satisfied. If a participant's performance exceeds his or her performance targets, the awards may be greater than the target number of awards established by the compensation committee, but may not exceed 200% of the target number. The 2005 Plan is intended to comply with Section 162(m).

     Transferability. Awards granted under the 2005 Plan may not be transferred, assigned, pledged or hypothecated in any manner except in the case of the death of a participant or pursuant to a domestic relations order. Awards (other than incentive stock options) may be transferred to certain immediate family members, directly or indirectly or by means of a trust, or to any individual or entity permitted under law and the rules of the exchange on which our stock is listed, as provided for in the 2005 Plan and allowed by the compensation committee.

     Termination and Amendment. Our board of directors may from time to time amend the 2005 Plan as it deems proper and in our best interest; provided, however, (i) stockholder approval is required to the extent required by applicable law, regulation or stock exchange and (ii) no change in any award previously granted under the 2005 Plan may be made without the consent of the participant which would materially and adversely impair the rights of the participant in any award under the 2005 Plan. Our board of directors may at any time suspend the operation of or terminate the 2005 Plan with respect to any shares of common stock or rights which are not at that time subject to any award outstanding under the 2005 Plan. No award may be granted under the 2005 Plan on or after the tenth anniversary of the effective date of the 2005 Plan.

     United States Federal Income Tax Consequences. The following discussion briefly summarizes the material federal income tax consequences of participation in the 2005 Plan. This discussion is general in nature and does not address issues related to the tax circumstances of any particular participant. The discussion is limited to the impact of the Internal Revenue Code as is currently in effect upon United States citizens residing in the United States.

     Under the Internal Revenue Code, a participant granted a non-qualified stock option or incentive stock option realizes no taxable income upon receipt of the stock option, but in the case of a non-qualified stock option, a participant is deemed to have realized ordinary taxable income upon the exercise of the stock option equal to the excess of the fair market value of the shares of common stock acquired at the time of the exercise of the stock option over the Stock Option Price. We will be entitled to a deduction equal to the same amount to the extent such amount is treated as reasonable compensation under the Internal Revenue Code. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum taxable income.

     A participant's tax basis in shares of common stock acquired upon the exercise of a non-qualified stock option will be the fair market value of such common stock on the date the stock option is exercised. The tax basis will be the Stock Option Price for incentive stock options. Upon any sale of shares of common stock acquired under the 2005 Plan, the participant's gain or loss will equal the difference between the sale price and such tax basis. Upon disposition by a participant of stock option shares, any gain or loss realized by the participant will generally be taxed as a capital gain or loss unless incentive stock option shares are sold prior to the expiration of the holding period required under the Internal Revenue Code (in which case, ordinary income would be realized to some extent). There will be no federal income tax consequences to us upon the disposition of shares acquired upon exercise of any stock option shares except that we will receive a tax deduction equal to the ordinary income recognized by a participant who disposes of incentive stock option shares before the necessary holding periods have been met.

     The grant of a stock appreciation right to a participant will have no taxable consequences for the participant or us. The exercise of a stock appreciation right results in taxable income to the participant equal to the difference between the price of the stock appreciation right and the fair market value of the shares of common stock on the date of exercise, and a corresponding tax deduction to us.

     With respect to awards other than stock options and stock appreciation rights that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally recognizes ordinary income equal to the cash or the fair market value of shares or other property actually received. If a restriction on transferability or substantial risk of forfeiture applies to shares or other property transferred to a participant under an award, the participant generally recognizes ordinary income equal to the fair market value of the transferred amounts at the earlier of the time when either the restriction on transferability or substantial risk of forfeiture lapses. The ordinary income recognized by a participant will be subject to both wage withholding and employment taxes.

     In the case of restricted stock, for example, a participant may elect under
Section 83 (b) of the Code to be taxed at the time of grant rather than at the time the restriction on transferability or substantial risk of forfeiture lapses. A participant who makes a Section 83 (b) election with respect to restricted stock will include in ordinary income, as compensation at the time the restricted stock is first granted, the excess of the fair market value of such shares of common stock at the time of issuance over the amount paid, if any, by the participant for such common stock. With respect to executive officers or directors, there are situations where the subsequent sale of shares of common stock within six months of their issuance under an award could subject the individual to liability under Section 16 (b) of the Securities Exchange Act of 1934; therefore, valuation of the shares would be deferred until six months from the date of distribution. The only way to have the restricted stock valued on the date of distribution is if a Section 83 (b) election is made.

     A deduction by us will be allowed for federal income tax purposes in an amount equal to the ordinary income recognized by the employee with respect to the restricted stock awarded.

     THE FOREGOING IS NOT TO BE CONSIDERED AS TAX ADVICE TO ANY PERSON WHO MAY BE A PARTICIPANT AND ALL PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX COUNSEL.

     Benefits under the Plan. The compensation committee has not yet granted awards under the 2005 Plan. However, the following table sets forth the options granted under the Prior Plans during 2004, which would have been made under the 2005 Plan had that plan been in effect during 2004, to the following groups: (i) each of the executives named in the summary compensation table in this proxy statement, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers, as a group, and (iv) all employees, excluding executive officers, as a group.

                          OPTIONS GRANTED DURING 2004

                                                                          NUMBER OF SHARES
                                                           DOLLAR VALUE   UNDERLYING AWARDS
NAME AND POSITION                                             ($)(1)             (#)
-----------------                                          ------------   -----------------
Rolla P. Huff, Chief Executive Officer and Chairman of
  the Board..............................................     797,568           562,800
Joseph M. Wetzel, President and Chief Operating
  Officer................................................     391,050           281,250
S. Gregory Clevenger, Executive Vice President and Chief
  Financial Officer......................................     391,050           281,250
James E. Ferguson, President -- Sales and Marketing......     187,500           150,000
Steven A. Reimer, Senior Vice President -- Customer
  Operations.............................................     260,700           187,500
All executive officers as a group (12 persons)...........   3,087,993         2,197,023
All directors who are not executive officers as a group
  (7 persons)............................................     351,000           250,000
All employees, excluding executive officers, as a group
  (309 persons)..........................................   3,031,463         2,083,916

---------------

(1) The dollar value is calculated as the number of options granted multiplied by the option price.

     Recommendation. Our board of directors believes that approval of the 2005 Plan is in the best interest of our company and our stockholders because the 2005 Plan will enable us to attract and retain employees and provide those employees with competitive incentives which also align their interests with those of our stockholders.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MPOWER HOLDING CORPORATION 2005 LONG-TERM INCENTIVE PLAN.

                               EXECUTIVE OFFICERS

     Our executive officers and their respective ages as of June 15, 2005, are as follows:

NAME                                        AGE                     POSITION
----                                        ---                     --------
Rolla P. Huff.............................  48    Chief Executive Officer and Chairman of the
                                                  Board
Joseph M. Wetzel..........................  49    President and Chief Operating Officer
S. Gregory Clevenger......................  41    Executive Vice President and Chief Financial
                                                  Officer
Russell I. Zuckerman......................  58    Senior Vice President, General Counsel and
                                                  Corporate Secretary
James G. Dole.............................  47    Senior Vice President, Strategic
                                                  Implementation
James E. Ferguson.........................  50    President, Sales and Marketing
Anthony M. Marion, Jr. ...................  53    Vice President, Information Technology
Roger J. Pachuta..........................  62    Senior Vice President, Network Services
Steven A. Reimer..........................  49    Senior Vice President, Customer Operations
Michele D. Sadwick........................  38    Vice President, Customer Base Management
Russell A. Shipley........................  42    President, Wholesale Division
Michael J. Tschiderer.....................  45    Senior Vice President of Finance, Controller
                                                  and Treasurer

     Rolla P. Huff -- as a director, biographical information on Mr. Huff is located above.

     Joseph M. Wetzel currently serves as our president and chief operating officer. Mr. Wetzel joined our company as president of operations in August 2000, and served in that role from August 2000 through July 2001, at which time he assumed his current position. He also served on our board of directors from March 2002 until April 2003. From 1997 to 2000, Mr. Wetzel was vice president of technology with MediaOne Group and from 1993 to 1997 was vice president of technology with MediaOne's multimedia group. From 1977 to 1993, Mr. Wetzel served in a number of technology and operational leadership positions within US West Companies.

     S. Gregory Clevenger has served as our executive vice president and chief financial officer since April 2002. Mr. Clevenger joined our company as senior vice president -- corporate development in January 2000 and served from May 2001 to April 2002 as our executive vice president -- chief strategic and planning officer. He also served on our board of directors from March 2002 until April 2003. From 1997 to December 1999, Mr. Clevenger was vice president of investment banking at Goldman, Sachs & Co. in the communications, media and entertainment group in Singapore and New York. From 1992 to 1997, Mr. Clevenger was an associate and vice president in the investment banking division of Morgan Stanley & Co. Incorporated in New York, Hong Kong and Singapore in a variety of groups including the global telecommunications group and the global project finance and leasing group.

     Russell I. Zuckerman joined our company in January 2000 as director of national legal affairs and has served as our secretary since April 2000. Since December 2000, he has served as senior vice president, general counsel and secretary. Prior to December 2000, Mr. Zuckerman had been in private practice of law since 1973 with Underberg & Kessler, LLP, and served as managing partner and chairman of the firm's litigation department.

     James G. Dole joined our company as senior vice president of strategic implementation in February 2005. From September 2004 until February 2005, Mr. Dole worked for us as a consultant focusing on the acquisition and integration of our acquisition of ICG. Mr. Dole worked as an independent consultant providing services to both startups and established companies from January 2002 until February 2005. Mr. Dole served as senior vice president of global access management for Global Crossing North America from February 2000 until January 2002. Mr. Dole was chief financial officer of the business services division of Frontier Corporation from March 1999 until January 2000. Between 1986 and 1999, Mr. Dole held numerous management positions at Frontier, and its predecessor Rochester Telephone. From 1981 to 1986, Mr. Dole worked in various positions at Marine Midland Bank.

     James E. Ferguson joined our company as president of sales and marketing in July 2003. Prior to joining our company, Mr. Ferguson held senior sales leadership positions with Frontier Corporation from September 1996 until September 1999, and then with Global Crossing after its acquisition of Frontier in September 1999 until July 2003 except during the period from August 2001 until June 2002, during which he served as executive vice president -- sales for Myrient, a managed hosting company. During his seven years with Frontier and Global Crossing, Mr. Ferguson served as Frontier's president of the western division and Global Crossing's vice president of the west region, vice president of multi-national accounts and vice president of nextgen markets. Prior to Frontier/Global Crossing, Mr. Ferguson held sales management positions at Cable and Wireless, Sprint, Racal Skynetworks and GTE.

     Anthony M. Marion, Jr. joined our company in June 2000 as vice president of operations support systems planning and development. Since February 2002, he has served as vice president, information technology. Prior to joining our company, Mr. Marion was the executive vice president and chief information officer for Concentrix Corporation, an integrated customer management services business, from September 1999 to June 2000. From March 1998 to September 1999, Mr. Marion was the director of information technology for CTGT Global where he was responsible for Maxcom Telecommunications, a startup competitive local exchange carrier ("CLEC") in Mexico City, Mexico. Mr. Marion served as the director of applications maintenance management for Computer Task Group, an information technology services business, from September 1996 to March 1998. From 1991 through 1996, Mr. Marion held various technical management and director-level positions with ACC Corp, a telecommunications business, ultimately serving as the corporate vice president of information technology. Since 1973, Mr. Marion has held various progressive information technology and management positions in education, financial services, health care, telecommunications and consulting services.

     Roger J. Pachuta joined our company as senior vice president of network services in February 2000. Prior to joining our company, Mr. Pachuta was vice president of network field operations and had various other network operations positions for AT&T Wireless from 1993 to 2000. From 1987 to 1992, Mr. Pachuta served as vice president of customer and network services for Ameritech Mobile Communications, first starting with that company in 1983. Beginning in 1970, Mr. Pachuta's professional network experience included engineering and network operations positions at AT&T and Ohio Bell Telephone Company.

     Steven A. Reimer is our senior vice president of customer operations, joining our company in January 2001. Mr. Reimer was formerly with AT&T Broadband from June 1999 to December 2000 where he last served as vice president of operations. Mr. Reimer joined AT&T Broadband through its acquisition of MediaOne, where he had been vice president of operations from 1994 to June 1999. From 1981 to 1994, Mr. Reimer held management positions at Continental Cablevision, ultimately serving as vice president/district manager. From 1979 to 1981, he was manager of operations for United Cable Television.

     Michele D. Sadwick is our vice president of customer base management, serving in that role since October 2002. Ms. Sadwick joined our company in November 1999 as vice president of corporate communications. Ms. Sadwick previously served as director of internal and external communications for Global Crossing, joining that firm through its acquisition of Frontier Corporation where she held communications management positions since 1994.

     Russell A. Shipley joined our company in June 2003 as new technology officer. In February 2005, Mr. Shipley was named as president, wholesale division, a newly formed division started in conjunction with our acquisition of certain ICG assets in January 2005. Prior to joining our company, Mr. Shipley served as vice president of operations for Global Name Registry from September 2002 to June 2003. Mr. Shipley provided individual consulting services for startups and telecom investment firms from March 2002 to September 2002. Mr. Shipley served as senior vice president of global network transport operations for Global Crossing from January 2002 to March 2002, vice president of data engineering and operations from June 2000 to December 2001 and as vice president of network services from September 1999 until June 2000. Mr. Shipley joined

Global Crossing in September 1999 when it acquired Frontier Corporation, where he had been vice president of network services since June 1999, and was vice president of network planning and development from September 1995 to May 1999. Mr. Shipley held numerous management positions between 1985 and 1994 for Rochester Telephone, the predecessor of Frontier.

     Michael J. Tschiderer joined our company in May 2000 and as of February 2005 serves as our senior vice president of finance, controller and treasurer. He had previously served as our vice president of finance and controller from March 2001. He has served as treasurer since April 2003. Mr. Tschiderer served as our vice president, finance and administration from May 2000 to March 2001. Before joining us, Mr. Tschiderer had been a partner in the accounting firm of Bonadio & Co. in Rochester, New York from 1995 to April 2000. He is a certified public accountant in the state of New York.

     Messrs. Huff, Wetzel, Clevenger, Zuckerman, Marion, Pachuta, Reimer and Tschiderer and Ms. Sadwick all served as officers at the time we initiated our voluntary pre-negotiated petition in bankruptcy in February 2002.

     None of our executive officers are related to any other executive officer or to any of our directors. Our executive officers are elected annually by our board of directors and serve until their successors are duly elected and qualified.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2004, 2003, and 2002, the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to our chief executive officer and the four most highly compensated executive officers other than the chief executive officer employed by us as of December 31, 2004. This table also indicates the principal capacities in which they served during 2004.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION               LONG-TERM
                                    -----------------------------------------   COMPENSATION    ALL OTHER
                                                              OTHER ANNUAL         AWARDS      COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   COMPENSATION($)(1)    OPTIONS(#)        ($)
---------------------------  ----   ---------   --------   ------------------   ------------   ------------
Rolla P. Huff,...........    2004    453,539    430,858(2)           --            562,800            --
  chairman and chief         2003    440,654    455,554(3)           --            824,100            --
  executive officer          2002    509,692    624,097(4)           --          2,206,250            --
Joseph M. Wetzel,........    2004    306,923    187,561(2)           --            281,250            --
  president and chief        2003    300,000    191,231(3)       71,561(5)         202,500            --
  operating officer          2002    263,462    344,537(4)           --          1,456,250            --
S. Gregory Clevenger,....    2004    269,231    180,864(2)           --            281,250            --
  executive vice president   2003    264,423    191,231(3)           --            335,625            --
  and chief financial        2002    236,748    157,037(4)           --          1,428,125       168,750(6)
  officer
James E. Ferguson,.......    2004    225,077    124,557(2)           --            150,000            --
  president -- sales and     2003    104,923     82,500(8)           --            350,000            --
  marketing(7)
Steven A. Reimer,........    2004    204,615    120,619(2)           --            187,500            --
  senior vice president --   2003    200,000    127,487(3)           --            135,000        66,670(9)
  customer operations        2002    200,000     95,000(4)           --            225,000       104,869(6)

---------------

(1) The amounts of perquisites received by executive officers have not been disclosed unless they exceed the lesser of $50,000 or 10% of salary and bonus for a particular year.

(2) Includes the cash component of the 2004 annual bonus paid in 2005.

(3) Includes the cash component of the 2003 annual bonus paid in 2004.

(4) Represents 2001 and 2002 annual bonuses, both paid in 2002.

(5) Mr. Wetzel's other annual compensation for 2003 includes perquisites received by him, which were comprised of approximately $51,000 related to the use of a townhouse in Las Vegas and approximately $21,000 of various other perquisites.

(6) Represents retention payments paid in 2002.

(7) Since Mr. Ferguson commenced employment with us in July 2003, the salary shown for him in 2003 is for the period from July 2003 through December 2003.

(8) Represents third quarter and fourth quarter 2003 management bonus. The amount earned for the fourth quarter bonus was paid in 2004.

(9) Represents retention payments paid in 2003.

EMPLOYMENT AGREEMENTS

     The following is a description of the employment agreements in effect between our company and the executive officers named in the Compensation Table above.

     Rolla P. Huff. Our employment agreement with Mr. Huff provides for a base salary (currently $536,000 per year) and an annual bonus of up to the greater of
(i) $536,000; or (ii) his base salary, based on our achievement of certain annual targets to be established by our board of directors in conjunction with our annual operating budget or in the discretion of our board of directors. Mr. Huff is required to devote his full time and efforts to the business of our company during the term of his employment agreement, which expires on September 18, 2005. Mr. Huff's employment may be terminated by either us or Mr. Huff at any time. Mr. Huff has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. In the event Mr. Huff's employment ceases, Mr. Huff will be entitled to severance pay equal to the greater of (a) $1.5 million or (b) two times his base salary preceding his cessation of employment (or $536,000 if higher), and the highest bonus paid to him during any twelve-month period between November 1, 1999 and the termination date, with payment to be made in a lump-sum.

     Joseph M. Wetzel. Our employment agreement with Mr. Wetzel provides for a base salary (currently $318,000 per year) and an annual bonus of up to 75% of his base salary, based upon achieving established corporate, functional and individual goals. Mr. Wetzel is required to devote his full time and efforts to the business of our company during the term of his employment agreement. Mr. Wetzel's employment may be terminated by either us or Mr. Wetzel at any time. Mr. Wetzel has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Wetzel's employment is terminated by us without cause or due to a change of control or there is a material change in Mr. Wetzel's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Wetzel will receive severance pay equal to two times the higher of his fixed salary immediately preceding the termination date or $300,000 and two times the highest bonus paid to him during any twelve-month period between September 20, 2002 and the termination date, with payment to be made in a lump-sum.

     S. Gregory Clevenger. Our employment agreement with Mr. Clevenger provides for a base salary (currently $300,000 per year) and an annual bonus of up to 75% of his base salary, based upon achieving established corporate, functional and individual goals. Mr. Clevenger is required to devote his full time and efforts to the business of our company during the term of his employment agreement. Mr. Clevenger's employment may be terminated by either us or Mr. Clevenger at any time. Mr. Clevenger has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Clevenger's employment is terminated by us without cause or due to a change of control or there is a material change in Mr. Clevenger's responsibilities or salary or a relocation of more than 35 miles from his present place of business, Mr. Clevenger will receive severance pay equal to two times the higher of his fixed salary immediately preceding the termination date or $300,000 and two times the highest bonus paid to him during any twelve-month period between April 25, 2002 and the termination date, with payment to be made in a lump-sum.

     James E. Ferguson. Our employment agreement with Mr. Ferguson provides for a base salary (currently $232,000 per year) and an annual bonus of up to 75% of his base salary based upon achieving established corporate, functional and individual goals. Mr. Ferguson is required to devote his full time and efforts to the business of our company during the term of his employment agreement. Mr. Ferguson's employment may be terminated by either us or Mr. Ferguson at any time. Mr. Ferguson has agreed not to participate in a competitive business during the term of his employment and for a period of twelve months following termination. If Mr. Ferguson's employment is terminated by us without cause or by him for good reason, Mr. Ferguson will receive severance pay equal to two times the higher of his fixed salary immediately preceding the termination date or $220,000 and two times the highest bonus paid to him during any twelve-month period between June 18, 2003 and the termination date, with payment to be made in a lump-sum.

     Steven A. Reimer. Our retention and severance agreement with Mr. Reimer provides for a severance benefit equal to his base salary (currently $219,420 per year) payable in a lump sum, if terminated by us without cause or voluntarily by the officer for good reason. Mr. Reimer has agreed not to participate in a competitive business during the severance period.

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information regarding all stock options granted in the 2004 fiscal year under our Stock Option Plan to those executive officers named in the Compensation Table above.

                                                                                               POTENTIAL REALIZABLE
                                                                                                 VALUE AT ASSUMED
                          NUMBER OF          % OF                     MARKET                   ANNUAL RATES OF STOCK
                         SECURITIES      TOTAL OPTIONS               PRICE OR                 PRICE APPRECIATION FOR
                         UNDERLYING       GRANTED TO                FAIR VALUE                    OPTION TERM(1)
                       OPTIONS GRANTED   EMPLOYEES IN    EXERCISE    ON DATE     EXPIRATION   -----------------------
NAME                       IN 2004        FISCAL YEAR     PRICE      OF GRANT       DATE          5%          10%
----                   ---------------   -------------   --------   ----------   ----------   ----------   ----------
Rolla P. Huff........      241,200           5.3%         $1.64       $1.64       01/15/14     $248,771     $630,434
Rolla P. Huff........      321,600           7.1%         $1.25       $1.25       07/26/14     $252,816     $640,684
Joseph M. Wetzel.....      101,250           2.2%         $1.64       $1.64       01/15/14     $104,428     $264,641
Joseph M. Wetzel.....      180,000           4.0%         $1.25       $1.25       07/26/14     $141,501     $358,592
S. Gregory
  Clevenger..........      101,250           2.2%         $1.64       $1.64       01/15/14     $104,428     $264,641
S. Gregory
  Clevenger..........      180,000           4.0%         $1.25       $1.25       07/26/14     $141,501     $358,592
James E. Ferguson....      150,000           3.3%         $1.25       $1.25       07/26/14     $117,918     $298,827
Steven A. Reimer.....       67,500           1.5%         $1.64       $1.64       01/15/14     $ 69,619     $176,427
Steven A. Reimer.....      120,000           2.6%         $1.25       $1.25       07/26/14     $ 94,334     $239,061

---------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of our common stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table shows aggregate exercises of options during 2004 and the values of options held as of December 31, 2004 by those executive officers named in the Compensation Table above.

                                                             NUMBER OF        VALUE OF UNEXERCISED
                                NUMBER OF               UNEXERCISED OPTIONS   IN-THE-MONEY OPTIONS
                                 SHARES                  DECEMBER 31, 2004    DECEMBER 31, 2004(1)
                               ACQUIRED ON    VALUE       EXERCISABLE(E)/       EXERCISABLE(E)/
NAME                            EXERCISE     REALIZED    UNEXERCISABLE(U)       UNEXERCISABLE(U)
----                           -----------   --------   -------------------   --------------------
Rolla P. Huff................       --           --        3,271,550(E)          $4,544,764(E)
Rolla P. Huff................       --           --          321,600(U)          $  199,392(U)
Joseph M. Wetzel.............       --           --        1,726,667(E)          $2,483,926(E)
Joseph M. Wetzel.............       --           --          213,333(U)          $  166,599(U)
S. Gregory Clevenger.........       --           --        1,831,667(E)          $2,679,563(E)
S. Gregory Clevenger.........       --           --          213,333(U)          $  166,599(U)
James E. Ferguson............       --           --          116,667(E)          $  113,167(E)
James E. Ferguson............       --           --          383,333(U)          $  319,333(U)
Steven A. Reimer.............       --           --          410,833(E)          $  410,658(E)
Steven A. Reimer.............       --           --          136,667(U)          $  103,234(U)

---------------

(1) Amounts shown are based upon the closing sale price for our common stock on December 31, 2004, which was $1.87 per common share.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table provides information regarding options, warrants or other rights to acquire equity securities under our equity compensation plans as of December 31, 2004:

                                                                                       NUMBER OF SECURITIES
                         NUMBER OF SECURITIES TO       WEIGHTED-AVERAGE EXERCISE      REMAINING AVAILABLE FOR
                         BE ISSUED UPON EXERCISE         PRICE OF OUTSTANDING          FUTURE ISSUANCE UNDER
                         OF OUTSTANDING OPTIONS,         OPTIONS, WARRANTS AND          EQUITY COMPENSATION
                           WARRANTS AND RIGHTS                  RIGHTS                         PLANS
                        --------------------------   -----------------------------   -------------------------
Equity compensation
  plans approved by
  security holders....                  --                         --                               --
Equity compensation
  plans not approved
  by security
  holders.............          21,794,568                       0.94                        5,260,052
Total.................          21,794,568                       0.94                        5,260,052

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     To ensure that our compensation policies are administered in an objective manner, our compensation committee is comprised entirely of non-management directors. Further, our compensation committee members have no "interlocking" relationships as defined by the Securities and Exchange Commission.

COMPENSATION GOVERNANCE

     This report describes our executive compensation program and the basis on which the 2004 fiscal year compensation determinations were made by us for our executive officers, including our chief executive officer and the executives named in the Summary Compensation Table above. The compensation committee establishes all components of executive pay and recommends or reports its decisions to our board of directors for approval.

     The role of the compensation committee is to approve compensation levels of our executive officers and other officers or employees with an annual base salary in excess of $250,000, to approve incentive payments to each executive officer and to administer our stock option plans.

COMPENSATION PHILOSOPHY

     Our executive compensation programs are designed to enhance the value to our stockholders. This is accomplished through policies and practices that facilitate the achievement of our performance objectives, provide compensation that will attract and retain the talent required to achieve our goals and align our executive officers' interests with the interests of our stockholders.

     Our approach to executive compensation has been designed to provide a competitive compensation program that will enable us to attract, motivate, reward and retain individuals who possess the skills, experience and talents necessary to advance our growth and financial performance. Our compensation policies are based on the principle that each executive's financial rewards should be aligned with the financial interests of our stockholders. The compensation committee also believes that the potential for equity ownership by management is beneficial in aligning management's and stockholders' interest in the enhancement of stockholder value. Our executive compensation policy has three key elements: (i) a long-term component consisting of stock options, (ii) an annual component (base salary), and (iii) performance-based compensation consisting of stock options and/or cash compensation.

BASE SALARY

     The base salaries of executive officers are initially determined by reference to industry standards, individual performance and the scope of responsibility in relation to other officers and key executives within our company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. The base salaries of Rolla P. Huff, Joseph M. Wetzel, S. Gregory Clevenger and certain other officers were negotiated within the context of employment agreements between the officer and us.

     While it is the compensation committee's intent to continue to review periodically base salary information to monitor competitive ranges within the applicable market, including consideration of our geographic location and individual job responsibilities, it is further the intent of the compensation committee to maintain a close relationship between our performance and the base salary component of our executive officers' compensation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Huff's base compensation was determined by contractual negotiations with Mr. Huff in September 2002 and after considering the market rate for chief executive officers in comparable publicly held companies.

     With respect to Mr. Huff's compensation for 2004, the compensation committee carefully evaluated Mr. Huff's performance, including: (i) the effectiveness of his leadership in 2003 in completing the sale of our markets in Florida, Georgia, Texas, Michigan and Ohio; (ii) the negotiation and successful acquisition of ICG Communications, Inc.'s customer base and certain network assets in California; (iii) the continued effectiveness of the retention plan for officers instituted in October 2001; (iv) the extent to which our management team remained with us during and after the sale of markets; (v) the successful sale of shares of common stock through a private placement which raised $17.47 million in gross proceeds; and (vi) our extensive efforts to identify a strategic transaction that would increase stockholder value. After considering all of these factors, the compensation committee awarded Mr. Huff a cash bonus of $430,858 for 2004 performance. In addition to the award to Mr. Huff of this cash component of his 2004 bonus, the compensation committee also awarded Mr. Huff 323,145 stock options pursuant to the 2004 Management Incentive Bonus Program in February 2005, 321,600 stock options on July 26, 2004, in consideration for a voluntary reduction in salary taken in 2003 and 241,200 stock options in January 2004 pursuant to the 2003 Management Incentive Bonus Program.

STOCK OPTIONS

     Under our stock option plan, stock options may be granted to our executive officers and all other employees. Upon joining our company, an individual's initial option grant is based on the individual's responsibilities and position. Subsequent stock option awards are based primarily on an individual's performance and responsibilities. Because of the competitive nature of our business, the compensation committee believes stock option grants are an effective method of incentivizing executives to take a longer term view of our performance and to ensure that our executives' and stockholders' interests are in alignment.

     The exercise price of each option has generally been the market price of our common stock on the date of grant. Option grants given in lieu of a cash bonus typically provide for immediate vesting. Other option grants generally provide for delayed vesting over a period of three to five years. All options have a term of ten years. The compensation committee believes that stock options give executive officers greater incentive throughout the term of the options to strive to operate our company in the manner that directly affects the financial interests of the stockholders both on a long-term, as well as a short-term, basis.

     In determining the number of option shares to grant to executive officers, the compensation committee considers on a subjective basis the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. The recommendations of the chief executive officer and chief operating officer are of paramount importance in determining stock option awards.

INCREASES TO SHARES RECEIVED FOR STOCK OPTIONS

     In 2004, we reserved an additional 6,442,000 shares of common stock for issuance pursuant to our stock option plans.

PERFORMANCE BONUSES

     For the year 2004, each executive officer was eligible to receive a target bonus under the 2004 Management Incentive Bonus Program equal to a pre-determined percentage of his/her annual base earnings. The stock option component of the 2004 bonuses was paid in February 2005 and the cash component was paid in February 2005 based on performance in 2004. The 2004 Bonus Program is based upon results of a formula that takes into consideration our revenue, EBITDA and individual management objectives established for each participant in the program. Certain thresholds must be achieved in order to receive any payout. The bonus payouts for our chief executive officer and the other executive officers named in the Summary Compensation Table in the form of cash and/or stock options were paid at the discretion of the Compensation Committee, with both the stock option and cash components paid in February 2005.

                                          Submitted by

                                          COMPENSATION COMMITTEE

                                          Michael E. Cahr     Anthony J. Cassara
                                          (Chairman)

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                           RELATED PARTY TRANSACTIONS

     On April 22, 2004, Andrew D. Lipman was appointed to serve on our board of directors. Mr. Lipman has been designated as a Class III director who will serve until 2006. Mr. Lipman is a partner and vice chairman of the Swidler Berlin LLP law firm in Washington, D.C. We have retained that law firm for legal regulatory counsel in 2004 and 2005 and intend to do so in the future.

     On January 1, 2005, we acquired the customer base and certain network assets in California from ICG Communications, Inc. ("ICG") pursuant to an asset purchase agreement, dated October 22, 2004 (the "Agreement"). Under the terms of the Agreement, we acquired ICG's California retail and wholesale customer segments, its statewide self-healing SONET fiber network with fully survivable metropolitan fiber rings in six major metropolitan markets, and 128 on-net fiber-lit commercial buildings. We purchased these assets for: (i) $13.5 million in the form of 10,740,030 shares of our common stock and (ii) warrants to purchase up to an additional 2,000,000 shares of our common stock. In connection with the acquisition, MCCC ICG Holdings, LLC ("MCCC") purchased 1,988,894 shares of our common stock for an aggregate purchase price of $2.5 million on January 5, 2005. Our director Peter H.O. Claudy is a director of ICG and a member of the managing board of MCCC.

     Mr. Claudy is also a director of an entity that is more than 10% owner of Florida Digital Networks, Inc. ("FDN"). In April 2003, we completed the sale of our assets in our Florida and Georgia markets to FDN. The purchase price for the assets in Florida and Georgia was $12.4 million. At December 31, 2004, we have recorded $1.5 million of receivables remaining from the sale to FDN, with the entire balance owed being held in escrow by a third party escrow agent. During 2004, we received approximately $0.5 million from FDN related to these receivables. We received a disbursement of $1.0 million from escrow in March 2005, reducing the receivable balance to $0.5 million as of March 31, 2005. During 2004, we received approximately $1.2 million from BellSouth that was due to FDN. All amounts received were promptly remitted to FDN in the normal course of business.

     Mr. Claudy did not serve as a director of ours until after the completion of the ICG acquisition and the sale of assets to FDN.

                         STOCK PRICE PERFORMANCE GRAPH

     The following stock price performance graph compares our stock performance to the CRSP Total Return Index for the Amex Composite Index and the NASDAQ Telecommunications Index. In previous years, we used the NASDAQ National Composite Index, but we have replaced that index with the Amex Composite Index in that our stock is now listed on the American Stock Exchange. The dollar values for the NASDAQ National Composite Index are shown below, but are not presented on the graph. The stock price performance graph assumes an investment of $100 in us and the two indexes, respectively, on December 31, 1999, and further assumes the reinvestment of all dividends. Stock price performance, presented for the period from December 31, 1998 through December 31, 2004 is not necessarily indicative of future results.

                             (TOTAL RETURNS GRAPH)

-------------------------------------------------------------------------------------------------
                       12/31/98   12/31/99   12/29/00   12/31/01   12/31/02   12/31/03   12/31/04
-------------------------------------------------------------------------------------------------
 (LEGEND MARKER)
  Nasdaq
  Telecommunications    49.33      100.00      45.64     23.30      10.71       18.07      19.52
-------------------------------------------------------------------------------------------------
 (LEGEND MARKER)
  Amex Composite        78.56      100.00     102.37     96.65      94.00      133.81     163.55
-------------------------------------------------------------------------------------------------
 (LEGEND MARKER)
  MPOWER HOLDING
  CORP                  13.79      100.00      15.15      1.33       0.01        0.08       0.09
-------------------------------------------------------------------------------------------------

     The comparable factors for the Nasdaq National Composite Index would be:
12/31/98 -- 53.80; 12/31/99 -- 100.00; 12/29/00 -- 60.73; 12/31/01 -- 47.82;
12/31/02 -- 32.66; 12/31/03 -- 48.85; and 12/31/04 -- 53.05.

     The stock price performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                            INDEPENDENT ACCOUNTANTS

     Our board of directors and audit committee have selected Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2005. Deloitte & Touche LLP has served as our independent auditors since July 2002. Representatives of Deloitte & Touche LLP are expected to be available by telephone during the annual meeting and while they do not plan to make a statement (although they will have the opportunity to do so), they will be available to respond to appropriate questions from stockholders.

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

     The aggregate fees billed by Deloitte & Touche LLP for the audit of our annual financial statements, the reviews of our financial statements included in our quarterly reports on Form 10-Q, services relating to the audit of our internal controls over financial reporting in connection with Section 404 of the Sarbanes-Oxley Act of 2002, as well as services that are normally provided by the accounting firm in connection with statutory and regulatory filings were approximately $0.5 million and $0.2 million for the years ended December 31, 2004 and 2003, respectively.

AUDIT-RELATED FEES

     The aggregate fees billed by Deloitte & Touche LLP for assurance and related services that were reasonably related to the performance of the audit and reviews referred to above were minimal for the year ended December 31, 2004, and approximately $0.1 million for the year ended December 31, 2003.

TAX FEES

     The aggregate fees billed for tax compliance, tax advice and tax planning rendered by Deloitte & Touche LLP to us were minimal for the year ended December 31, 2004, and approximately $0.1 million for the year ended December 31, 2003. The 2004 and 2003 fees related to the preparation of our income tax returns and tax consulting.

ALL OTHER FEES

     The aggregate fees billed for all other non-audit services rendered by Deloitte & Touche LLP to us were minimal for the years ended December 31, 2004 and 2003.

     All non-audit services require an engagement letter to be signed prior to commencing any services. The engagement letter must detail the fee estimates and the scope of services to be provided. The current policy of our audit committee is that the audit committee must approve of the non-audit services in advance of the engagement and the audit committee's responsibilities in this regard may not be delegated to management. No non-audit services were rendered that were not in compliance with this policy.

                             STOCKHOLDER PROPOSALS

     We currently expect to hold our 2006 annual meeting of stockholders in July and to mail proxy materials in May 2006. In that regard, stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2006 annual meeting of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must submit the proposal to us at our offices at 175 Sully's Trail, Suite 300, Pittsford, New York 14534, attention: Russell Zuckerman, Secretary, not later than February 24, 2006.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at 175 Sully's Trail, Suite 300, Pittsford, New York 14534, or call us at (585) 218-6567. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

                                 OTHER MATTERS

ACTION ON OTHER MATTERS AT THE ANNUAL MEETING

     At this time, we do not know of any other matters to be presented for action at the annual meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this proxy statement. If any other matter comes before the meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED, WITH RESPECT TO THE MATTERS IDENTIFIED THEREON, IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ Russell I. Zuckerman
                                          Russell I. Zuckerman,
                                          Secretary

                                   EXHIBIT A

            MPOWER HOLDING CORPORATION 2005 LONG-TERM INCENTIVE PLAN

1.  PURPOSES OF THE PLAN

     The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and
(b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

     The Plan is intended to replace the Prior Plans (as such term is defined below) and upon the Effective Date, no further options shall be granted under the Prior Plans.

2.  DEFINITIONS AND RULES OF CONSTRUCTION

     (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

          "Award" means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

          "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

          "Board" means the Board of Directors of the Company, as constituted from time to time.

          "CEO" means the Chief Executive Officer of the Company.

          "Change in Control" has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If there is no such employment or consulting agreement or if such employment agreement or consulting agreement contains no such term, "Change in Control" means:

             (i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

             (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets;

             (iii) A change in the composition of the Board, as a result of which one-third or more of the incumbent directors are not directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event on that may constitute a Change in Control (the "Original Directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

             (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this subsection (iv), the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

          A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of the Award will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless such event also constitutes a "Change in Ownership", "Change in Effective Control" or "Change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.

          "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

          "Committee" means the committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Board shall be deemed a reference to the Committee.

          "Common Stock" means the common stock of the Company, par value $0.001 per share, or such other class of share or other securities as may be applicable under Section 12(b) of the Plan.

          "Company" means Mpower Holding Corporation, a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

          "Effective Date" means the date on which the Plan is approved by the stockholders of the Company.

          "Eligible Individuals" means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Fair Market Value" means that market value of a share of Common Stock on a particular date determined as follows. In the event the Company's Common Stock is listed on an established stock exchange, Fair Market Value shall be deemed to be the closing price of the Company's Common Stock on such stock exchange on such date or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day the Fair Market Value shall be determined at such price for the next preceding day upon which a sale shall have occurred. In the event the Company's Common Stock is not listed upon an established system, but is quoted on the National Association of Securities Dealer Automated Quotation System ("Nasdaq"), the Fair Market Value shall be deemed to be the closing sale price (if included in the national market list) or the mean between the closing dealer "bid" and "asked" prices for the Company's Common Stock as quoted on Nasdaq for such date, and if no closing sale price or "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event the Company's said Common Stock is neither listed on an established stock exchange not quoted on Nasdaq, the Fair Market Value on such date shall be determined by the Committee.

          "Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

          "Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

          "Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

          "Other Award" means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

          "Parent" means any corporation which at the time qualifies as a parent of the Company under the definition of "parent corporation" contained in
     Section 424(c) of the Code.

          "Participant" means an Eligible Individual who has been granted an Award under the Plan.

          "Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

          "Performance Target" means the targets established by the Committee and set forth in the applicable Award Document.

          "Plan" means the Mpower Holding Corporation 2005 Long-Term Incentive Plan, as may be amended from time to time.

          "Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

          "Prior Plans" means, collectively, the Mpower Holding Corporation Stock Option Plan I, the Mpower Holding Corporation Stock Option Plan II, and the Mpower Holding Corporation Stock Option Plan III.

          "Restricted Stock" means stock granted or sold to a Participant pursuant to Section 8 of the Plan.

          "Restricted Stock Unit" means a right to receive a Share (or cash, if applicable) in the future, granted pursuant to Section 8 of the Plan.

          "Shares" means shares of Common Stock.

          "Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

          "Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by
     Section 424(f) of the Code.

     (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.  ADMINISTRATION

     (a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

          (i) select the Participants from the Eligible Individuals;

          (ii) grant Awards in accordance with the Plan;

          (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

          (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company, and including the authority;

          (v) subject to Section 15, amend the terms and conditions of an Award after the granting thereof;

          (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

          (vii) construe and interpret any Award Document delivered under the Plan;

          (viii) make factual determinations in connection with the administration or interpretation of the Plan;

          (ix) prescribe, amend and rescind administrative regulations, rules and procedures relating to the Plan;

          (x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

          (xi) vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for participants; and

          (xii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

     (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

     (c) Determinations of Committee Final and Binding. All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

     (d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that the Committee may not delegate its authority pursuant to
Section 15 to amend the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

     (e) Liability of Committee. Subject to applicable laws, rules or regulations, (i) no member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

     (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.  ELIGIBILITY

     (a) Eligible Individuals. Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under the Plan, references to "employment" or "employed" include Participants who are consultants of the Company or its Subsidiaries.

     (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.  SHARES SUBJECT TO THE PLAN

     (a) Plan Limit. Subject to Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 7,500,000 (which includes all shares that remain available for issuance under the Prior Plans) plus any Shares that become available for issuance upon forfeiture or expiration of awards granted under the Prior Plans. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.

     (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or expire for any reason without having been exercised or settled, the number of Shares tendered or withheld to pay the exercise price of an Award (if applicable) and the number of shares withheld from any Award to satisfy a Participant's tax withholding obligations (if applicable) shall be added back to the Plan Limit and again be available for the grant of Awards. The number of Shares remaining for issuance will be reduced by the number of Shares subject to outstanding Awards and for Awards that are not denominated by Shares, by the number of Shares delivered upon settlement or payment of the Award.

     (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 12(b) of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

          (i) the maximum number of Shares that may be subject to Incentive Stock Options granted under the Plan shall equal 2,000,000 Shares;

          (ii) the maximum number of Shares that may be subject to Restricted Stock and Restricted Stock Units granted under the Plan shall equal 6,000,000 Shares;

          (iii) the maximum number of Shares that may be subject to Options and/or Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 900,000 Shares, plus any Shares which were available under this Section 5(c)(iii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards; and

          (iv) the maximum number of Shares that may be subject to Restricted Stock Units, Restricted Stock, or Other Awards granted to any Eligible Individual in any calendar year shall equal 800,000 Shares, plus any Shares which were available under this Section 5(c)(iv) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

6.  AWARDS IN GENERAL

     (a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through

10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

     (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may, in its sole discretion, accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or
(iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

     (c) Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant's termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

     (d) Change in Control. The Committee shall have full authority to determine the effect, if any, of a change in control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Except as otherwise specified in an Award Document (or in a Participant's employment agreement), and subject to applicable laws, rules and regulations, the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of a Participant in an Award granted under the Plan, including, without limitation: (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award may be exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making such other adjustments to the Awards then outstanding as the Board or the Committee deems appropriate to reflect such Change in Control; or (iii) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

     (e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine.

     (f) Rights of a Shareholder. A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

     (g) Performance-Based Awards. The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable nonfinancial goals. The applicable Performance Targets will be established by the Committee prior to the commencement of the applicable performance period (or such later date permitted by Section 162(m) of the Code). Each Participant is assigned a target number of Shares (subject to the limitations set forth in Section 5(c)(ii) and (iii)) payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. If a Participant's performance exceeds such Participant's Performance Targets, Awards may be greater than the target number, but may not exceed two hundred percent (200%) of such Participant's target number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result. In the event that all members of the Committee are not "outside directors" as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as "performance-based compensation" will be made by a subcommittee appointed in accordance with
Section 3(d) of the Plan consisting of two or more "outside directors" for purposes of Section 162(m) of the Code.

     (h) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not prevent adjustments pursuant to Section 12(b) of the Plan.

7.  TERMS AND CONDITIONS OF OPTIONS

     (a) General. The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

     (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

     (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

     (d) Payment of Exercise Price. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

     (e) Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.  TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS AND RESTRICTED STOCK

     (a) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares in consideration of the Participant's employment with the Company or any of its Subsidiaries. The Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

     (b) Restricted Stock. An Award of Restricted Stock shall consist of one or more shares of Common Stock granted or sold to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

9.  STOCK APPRECIATION RIGHTS

     (a) General. The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

     (b) Methods of Exercise. In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

     (c) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10.  OTHER AWARDS

     The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

11.  CERTAIN RESTRICTIONS

     (a) Transfers. Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant's family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of Nasdaq or any other exchange that lists the Shares (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

     (b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with
Section 11(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.  RECAPITALIZATION OR REORGANIZATION

     (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under
Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.

Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

13.  TERM OF THE PLAN

     Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.  EFFECTIVE DATE

     The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio; provided further that no Awards shall be granted pursuant to the Plan with a grant date prior to the Effective Date.

15.  AMENDMENT AND TERMINATION

     Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Committee shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

16.  MISCELLANEOUS

     (a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

     (b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

     (c) Securities Law Restrictions. An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (d) Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code.

     (e) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

     (f) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

     (g) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

     (h) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

     (i) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

     (j) Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

     (k) Section 409A of the Code. If any provision of the Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under
Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

     (l) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New York (other than its conflict of law rules).

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

                           MPOWER HOLDING CORPORATION

VOTING BY TELEPHONE OR INTERNET IS QUICK, EASY AND IMMEDIATE. As an Mpower Holding Corporation stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned they proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7 p.m., Eastern Time, on August 15, 2005.

TO VOTE YOUR PROXY BY INTERNET
WWW.CONTINENTALSTOCK.COM

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY PHONE
1 (866) 894-0537

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

             PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING
                          ELECTRONICALLY OR BY PHONE.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
          ------------------------------------------------------------

                                     PROXY

                                                         PLEASE MARK YOUR
                                                          VOTES LIKE THIS
                                                                         [X]
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

1. ELECTION OF CLASS II DIRECTORS:              WITHHOLD
                                        FOR     AUTHORITY
                                        [   ]    [   ]


(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW)

01 Michael E. Cahr
02 Richard L. Shorten, Jr.

2. APPROVAL OF 2005 LONG-
 TERM INCENTIVE PLAN:        FOR         AGAINST     ABSTAIN
                               [   ]       [   ]       [   ]


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                           COMPANY ID:

                                                          PROXY NUMBER:

                                                         ACCOUNT NUMBER:

SIGNATURE  --------------------------------------         SIGNATURE  --------------------------------------         DATE

SIGNATURE  ---------------

NOTE: Please sign exactly as name appears hereon. When shares are held in more than one name, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           MPOWER HOLDING CORPORATION

                        2005 ANNUAL STOCKHOLDERS MEETING

                           COUNTRY CLUB OF ROCHESTER

                                2935 EAST AVENUE

                           ROCHESTER, NEW YORK 14610

                            TUESDAY, AUGUST 16, 2005

                           10:00 A.M. (EASTERN TIME)

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
          ------------------------------------------------------------

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 16, 2005
                           MPOWER HOLDING CORPORATION

     The undersigned hereby appoints Rolla P. Huff and Russell I. Zuckerman, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on June 17, 2005, at the Annual Meeting of Stockholders to be held on August 16, 2005 at 10:00 a.m. (local time) at the Country Club of Rochester, 2935 East Avenue, Rochester, New York 14610, or any adjournment thereof.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)